Exhibit 32

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTIONS 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of APEX CAPITAL GROUP, INC. (the "Company")on Form 10-QSB for the period ending September 30, 2006, (the "Report"), I, Shushun Feng, the Chief Executive Officer and President of the Company, and Chris Wu, Chief Financial Officer and Vice President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the Company's financial position and results of operations.

Date: December 22, 2006	/s/ Shushun Feng
Shushun Feng
Chief Executive Officer & President

Date: December 22, 2006	/s/ Chris Wu
Chris Wu
Chief Financial Officer & Vice President